Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Morningstar Funds Trust

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MORNINGSTAR FUNDS TRUST

22 W. Washington Street Chicago, IL 60602

Morningstar Alternatives Fund

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the Morningstar Alternatives Fund (the “Fund”), a series of Morningstar Funds Trust (the “Trust”). We encourage you to access and review all the important information contained in the Information Statement.

The Information Statement describes a recent change involving the investment management of the Fund. Morningstar Investment Management LLC (“MIM”), as investment adviser to the Fund, has overall supervisory responsibility for the general management and investment of the Fund’s portfolio. The Fund is managed in a multimanager structure, whereby MIM allocates assets among one or more asset managers to serve as subadvisers for the Fund. Under exemptive orders from the U.S. Securities and Exchange Commission (the “SEC”), MIM is permitted to select new subadvisers, change the terms of agreements with the subadvisers or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case without obtaining approval from shareholders, provided that the Trust’s Board of Trustees (the “Board”) approves the arrangement.

SSI Investment Management LLC (“SSI”) is an SEC-registered investment adviser based in Los Angeles, California. SSI has managed a segment of the Fund’s assets since the Fund’s inception in November 2018. Effective December 29, 2023, a change in the ownership structure of SSI occurred, which resulted in the automatic termination of the subadvisory agreement that was then in effect between SSI and MIM with respect to the Fund. Prior to SSI’s change in ownership, the Board approved a new subadvisory agreement between MIM and SSI, which took effect on December 29, 2023 and pursuant to which SSI currently serves as a subadviser to the Fund. In addition to SSI, Water Island Capital, LLC and BlackRock Financial Management, Inc. continue to serve as subadvisers to the Fund. A more detailed description of SSI and its investment operations and information about the Fund’s new subadvisory agreement with SSI is included in the Information Statement.

This Notice of Internet Availability of the Information Statement is being mailed on or about March 20, 2024 to shareholders of the Fund as of March 7, 2024. Only one Notice of Internet Availability is being delivered to multiple security holders sharing an address unless the Trust has received contrary instructions from one or more of the security holders. Security holders who wish to receive separate copies of notices in the future, and security holders sharing an address who wish to receive a single copy if they currently are receiving multiple copies, should contact the Fund at the address, phone number, or e-mail listed below.

The full Information Statement will be available for printing on the Fund’s website at http://connect.rightprospectus.com/Morningstar until June 18, 2024. A paper or email copy of the full Information Statement or the annual report to shareholders may be obtained, without charge, by contacting Morningstar Funds Trust at 22 W. Washington Street, Chicago, Illinois 60602, by calling (877) 626-3224 or by sending an email to MorningstarFunds@ntrs.com. If you would like to receive a paper or email copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MORNINGSTAR FUNDS TRUST

22 W. Washington Street

Chicago, IL 60602

March 20, 2024

Dear Shareholders of the Morningstar Alternatives Fund:

I wish to notify you of a recent change involving the investment management of the Morningstar Alternatives Fund (the “Fund”), a series of Morningstar Funds Trust (the “Trust”).

As you know, Morningstar Investment Management LLC (“MIM”), as investment adviser to the Fund, has overall supervisory responsibility for the general management and investment of the Fund’s portfolio. The Fund is managed in a multimanager structure, whereby MIM allocates assets among one or more asset managers to serve as subadvisers for the Fund. Under exemptive orders (collectively, the “Exemptive Order”) from the U.S. Securities and Exchange Commission (the “SEC”), MIM is permitted to select new subadvisers, change the terms of agreements with the subadvisers or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case, without obtaining approval from shareholders, provided that the Trust’s Board of Trustees (the “Board”) approves the arrangement.

SSI Investment Management LLC (“SSI”) is an SEC-registered investment adviser based in Los Angeles, California. SSI has managed a segment of the Fund’s assets since the Fund’s inception in November 2018. Effective December 29, 2023, a change in the ownership structure of SSI occurred, which resulted in the automatic termination of the subadvisory agreement that was then in effect between SSI and MIM with respect to the Fund.

Prior to SSI’s change in ownership, the Board approved a new subadvisory agreement between MIM and SSI, which took effect on December 29, 2023 and pursuant to which SSI currently serves as a subadviser to the Fund. Notwithstanding the foregoing, the change in ownership did not result in any change to the portfolio managers responsible for the day-to-day management of SSI’s allocated portion of the Fund’s portfolio.

The attached Information Statement provides information required by the Exemptive Order and SEC rules regarding the changes in control of pre-existing subadvisers for the Fund. The Information Statement will be available on the Fund’s website at http://connect.rightprospectus.com/Morningstar until June 18, 2024. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting Morningstar Funds Trust, 22 W. Washington Street, Chicago, Illinois 60602, by calling (877) 626-3224 or by sending an email to MorningstarFunds@ntrs.com.

I encourage you to read the attached Information Statement, which contains information about the new subadvisory agreement with SSI.

Sincerely,

/s/ Daniel E. Needham
Daniel E. Needham
Trustee, President and Principal Executive Officer, Morningstar Funds Trust

MORNINGSTAR FUNDS TRUST

22 W. Washington Street

Chicago, IL 60602

INFORMATION STATEMENT

March 20, 2024

This Information Statement is being furnished on behalf of Morningstar Funds Trust (the “Trust”) to inform shareholders about a recent change involving the investment management of the Morningstar Alternatives Fund (the “Fund”).

As you know, Morningstar Investment Management LLC (“MIM”), as investment adviser to the Fund, has overall supervisory responsibility for the general management and investment of the Fund’s portfolio. The Fund is managed in a multimanager structure, whereby MIM allocates assets among one or more asset managers to serve as subadvisers for the Fund. Under exemptive orders (collectively, the “Exemptive Order”) from the U.S. Securities and Exchange Commission (the “SEC”), MIM is permitted to select new subadvisers, change the terms of agreements with the subadvisers or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case, without obtaining approval from shareholders, provided that the Trust’s Board of Trustees (the “Board”) approves the arrangement.

SSI Investment Management LLC (“SSI” or the “Subadviser”) is an SEC-registered investment adviser based in Los Angeles, California. SSI has managed a segment of the Fund’s assets since the Fund’s inception in November 2018. Effective December 29, 2023, a change in the ownership structure of SSI occurred, which resulted in the automatic termination of the subadvisory agreement that was then in effect between SSI and MIM with respect to the Fund (the “Original Subadvisory Agreement”). Prior to SSI’s change in ownership, the Board approved a new subadvisory agreement between MIM and SSI, which took effect on December 29, 2023 (the “New Subadvisory Agreement”) and pursuant to which SSI currently serves as a subadviser to the Fund.

This Information Statement will be available on the Fund’s website at http://connect.rightprospectus.com/Morningstar until June 18, 2024. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Morningstar Funds Trust, 22 W. Washington Street, Chicago, Illinois 60602, by calling (877) 626-3224 or by sending an email to MorningstarFunds@ntrs.com. The Fund will pay the costs associated with preparing and distributing this Information Statement to the Fund’s shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

MIM is the investment adviser for each series of the Trust, including the Fund. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as an investment adviser (including as a subadviser) of the mutual fund. The Trust and MIM have obtained the Exemptive Order from the SEC, which permits MIM, subject to certain conditions and approval by the Board, to select new subadvisers, change the terms of agreements with existing subadvisers or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case, without obtaining approval from shareholders. Under the Exemptive Order, MIM acts as a manager of managers for the Fund and is responsible for allocating the Fund’s assets to one or more subadvisers, overseeing the provision of portfolio management services to the Fund by the subadvisers and recommending the hiring or changing of subadvisers to the Board.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) (the “Independent Trustees”), authorized MIM to appoint SSI as the subadviser to the Fund and approved the New Subadvisory Agreement.

The Trust and MIM must comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within ninety days of entering into a subadvisory agreement, the affected fund will notify its shareholders of the changes. This Information Statement provides such notice of the changes and offers details regarding SSI and the New Subadvisory Agreement.

INVESTMENT ADVISORY ARRANGEMENTS

The Investment Adviser

MIM, located at 22 W. Washington Street, Chicago, IL 60602, serves as investment adviser to the Fund. MIM is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

MIM provides investment advisory services to the Fund pursuant to the Investment Advisory Agreement between the Trust and MIM dated April 30, 2018 (the “Advisory Agreement”). As the Fund’s adviser, MIM has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio and, subject to review and approval by the Board, sets the Fund’s overall investment strategies. MIM is also responsible for the oversight and evaluation of the Fund’s subadvisers. MIM is responsible for hiring, terminating and replacing subadvisers, subject to Board approval. Before hiring a subadviser, MIM performs due diligence on the subadviser, including, but not limited to, quantitative and qualitative analysis of the subadviser’s investment process, risk management and historical performance. MIM is responsible for establishing the target allocation of Fund assets to each subadviser and may adjust the target allocations at its discretion. MIM is also responsible for periodically reallocating the portfolio among the subadvisers, the timing and degree of which will be determined by MIM.

For providing these services to the Fund, the Trust pays MIM an advisory fee at the annual rate of 0.85% of the Fund’s average daily net assets.

Beginning September 1, 2023, MIM has contractually agreed, through at least August 31, 2024, to waive all or a portion of its advisory fees and, if necessary, to assume certain other expenses (to the extent permitted by the Internal Revenue Code of 1986, as amended (the “Code”)) to ensure that the Fund’s Total Annual Fund Operating Expenses (excluding taxes, interest, brokerage commissions, trading costs, acquired fund fees and expenses (“AFFE”), short sale dividend and interest expenses, litigation expenses and extraordinary expenses) do not exceed 1.16% for the Fund (the “Expense Limitation Agreement”). Prior to August 31, 2024, the Expense

Limitation Agreement may be terminated only upon mutual agreement between the Trust (which would require the approval of the Trust’s Board) and MIM or automatically upon the termination of the Advisory Agreement between the Trust and MIM.

Prior to and until August 31, 2023, Morningstar had contractually agreed, to waive all or a portion of its advisory fees and, if necessary, to assume certain other expenses (to the extent permitted by the Code) to ensure that the Fund’s Total Annual Fund Operating Expenses (excluding taxes, interest, brokerage commissions, trading costs, AFFE, short sale dividend and interest expenses, litigation expenses, and extraordinary expenses) do not exceed 1.29% (the “Prior Expense Limitation Agreement”). Additionally, Morningstar had also contractually agreed, in addition to the Prior Expense Limitation Agreement, to waive all or a portion of its advisory fees and, if necessary, to assume certain other expenses (to the extent permitted by the Code) through at least August 31, 2023, to ensure that the Fund’s Total Annual Fund Operating Expenses (excluding taxes, interest, brokerage commissions, trading costs, short sale dividend and interest expenses, litigation expenses, and extraordinary expenses) did not exceed 1.20% (the “Prior Supplemental Expense Limitation Agreement”).

After giving effect to the Prior Expense Limitation Agreement and the Prior Supplemental Expense Limitation Agreement, for the fiscal year ended April 30, 2023, the Fund paid MIM advisory fees equal to $2,819,513.

For the fiscal year ended April 30, 2023, the Fund’s Total Annual Fund Operating Expenses (excluding taxes, interest, brokerage commissions, trading costs, short sale dividend and interest expenses, litigation expenses and extraordinary expenses) were above the Prior Supplemental Expense Limitation Agreement and, as a result, MIM waived a portion of its investment advisory fees and/or made payments to limit Fund expenses.

The following Trustee and officers of the Trust are also officers and/or employees of MIM or its affiliates:

•

Daniel E. Needham serves as Trustee and President and Principal Executive Officer of the Trust and as President of Morningstar, Inc.’s (“Morningstar”) investment management group, MIM and Morningstar Investment Services LLC; and

•	D. Scott Schilling serves as Chief Compliance Officer (“CCO”), Anti-Money Laundering (“AML”) Compliance Officer, and Secretary of the Trust.

The address of these individuals is 22 W. Washington Street, Chicago, Illinois 60602.

SSI Investment Management LLC

SSI, 2121 Avenue of the Stars, Suite 2050, Los Angeles, CA 90067, is registered as an investment adviser with the SEC and was founded in 1973. SSI is majority-owned by Resolute Investment Managers, Inc. (“RIM”), a diversified, multi-affiliate asset management platform with more than 30 affiliated and independent investment managers. The minority interest in SSI is held by Team SSI LLC (formerly SSI Investment Management, Inc.) which is owned by current and former employees of SSI. As of March 31, 2023, SSI had approximately $2.0 billion in assets under management. SSI has managed a segment of the Fund’s assets since its appointment on May 1, 2018.

As noted above, SSI is a majority-owned subsidiary of RIM, which is in turn, a wholly-owned subsidiary of Resolute Acquisition, Inc. Resolute Acquisition, Inc. is a wholly-owned subsidiary of Resolute Topco, Inc., which is a wholly-owned subsidiary of Resolute Investment Holdings, LLC (“RIH”). RIM, Resolute Acquisition, Inc., Resolute Topco, Inc. and RIH are collectively referred to as the “Resolute Entities.”

On July 11, 2023, the Resolute Entities entered into a transaction agreement with certain creditors of RIM, pursuant to which (i) all equity interests in RIH would be cancelled, (ii) new RIH equity interests would be issued to the creditors of RIM, and (iii) the existing credit agreements between RIM and the creditors would be terminated and a new credit agreement would be executed (the “Transaction”). The Transaction closed on December 29, 2023, subject to customary closing conditions.

Immediately following the closing of the Transaction, no individual member of the new ownership group owned ten percent or more of the outstanding equity interests of RIH; accordingly, no individual member of the new ownership group was deemed to directly or indirectly “control” SSI, as such term is defined in the 1940 Act. Following the Transaction, SSI is indirectly majority-owned by the new ownership group of RIH.

The Transaction constituted a “change in control” of SSI under the applicable provisions of the 1940 Act and, therefore, an “assignment” and automatic termination of the Original Subadvisory Agreement. In anticipation of such automatic termination of the Original Subadvisory Agreement, the New Subadvisory Agreement was approved by the Board at the meeting held on September 14, 2023 (the “September Meeting”). The New Subadvisory Agreement took effect on December 29, 2023.

SSI is not an affiliated person of the Trust or MIM and discharges its responsibilities subject to the oversight of MIM. SSI is compensated out of fees MIM receives from the Fund. There will be no increase in the advisory fees paid by the Fund to MIM because of the approval of the New Subadvisory Agreement. The fees paid by MIM to SSI depend upon the fee rates negotiated with SSI and MIM. The material terms of the New Subadvisory Agreement, other than the effective date, are substantially identical to the terms of the Original Subadvisory Agreement that was in place among SSI, MIM and the Trust on behalf of the Fund, including with respect to fees.

The name, principal occupation and address of the principal executive officers and directors of SSI are listed below. The address of each principal executive officer, as it relates to the person’s position with SSI, is 2121 Avenue of the Stars Suite 2050, Los Angeles, CA 90067.

Name	Position(s) with SSI
George Michael Douglas	Chief Investment Officer, Managing Principal, Director
Syed Fazal Mehdi	President, Chief Compliance Officer, Director
Ravi Malik	Portfolio Manager, Principal, Director
Jeffery Karl Ringdahl	Director
Rebecca Lynn Harris	Director

No officer or Trustee of the Trust is an officer, employee, director, general partner or shareholder of SSI. In addition, since the Trust’s most recently completed fiscal year, no Trustee has had, directly or indirectly, a material interest in any transaction or material proposed transaction to which SSI, its subsidiaries or any subsidiaries of the parent of any such entities, was or is to be a party. Since the Trust’s most recently completed fiscal year, none of the Trustees purchased or sold securities of SSI or its parents or subsidiaries.

New Subadvisory Agreement

As noted above, the New Subadvisory Agreement was approved by the Board at the September Meeting, which was called for the purpose, among others, of approving the New Subadvisory Agreement for a term of no more than two years.

After the initial term, continuance of the New Subadvisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The New Subadvisory Agreement provides that it will terminate automatically in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Advisory Agreement, except as otherwise provided by applicable law or the Exemptive Order.

Following the above-described change in the ownership structure of SSI, the Original Subadvisory Agreement was terminated on December 29, 2023. The material terms of the New Subadvisory Agreement, other than the effective date, are substantially identical to the terms of the Original Subadvisory Agreement, including with respect to fees.

The Original Subadvisory Agreement was last approved by the Board at an in-person meeting held on March 14, 2023 (the “March Meeting”) and was approved by the Fund’s initial shareholder on March 9, 2018.

The New Subadvisory Agreement provides that SSI, subject to the oversight of MIM and the Board, is responsible for, among other things: (i) conducting a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of its respective segment of the Fund’s portfolio; (ii) making investment decisions; and (iii) placing orders for the investment and reinvestment of segment assets, subject to the stated investment policies and restrictions of the Fund as set forth in the prospectus and statement of additional information, as supplemented or amended from time to time, and subject to the directions of MIM and the Board.

The New Subadvisory Agreement also provides that SSI is responsible for expenses related to its activities under the New Subadvisory Agreement, other than the expenses of the Trust, the Fund and MIM, including, but not limited to, the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund and any losses incurred in connection therewith; expenses of holding or carrying segment assets, including, without limitation, expenses of dividends on stock borrowed to cover a short sale and interest, fees or other charges incurred in connection with leverage and related borrowings with respect to segment assets, organizational and offering expenses (which include, but are not limited to, out-of-pocket expenses, but not overhead or employee costs of SSI); expenses for legal, accounting and auditing services rendered to the Trust or the Fund; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses of the Trust or the Fund. The New Subadvisory Agreement provides for SSI to be compensated from the fees that MIM receives from the Fund based on the average daily net assets of the Fund that are allocated to SSI.

The New Subadvisory Agreement may be terminated at any time, without the payment of any penalty: (i) by vote of a majority of the Board or by “vote of a majority of the outstanding voting securities” of the Fund (as defined in the 1940 Act), or by MIM, in each case, upon not less than sixty days’ written notice to SSI; (ii) by MIM or SSI in the event of a material breach of any provision of the New Subadvisory Agreement by any party; provided, however that the breaching party shall have ten days after receipt of notice of such breach from the other party to cure such breach; or (iii) by SSI upon not less than sixty days’ written notice to MIM and the Trust.

The New Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence on the part of SSI or a reckless disregard of its duties under the New Subadvisory Agreement, SSI, its affiliates, and its control persons shall not be subject to any expenses or liability to MIM, the Trust or the Fund, in connection with the matters to which the New Subadvisory Agreement relates, including without limitation for any losses that may be sustained in the purchase, holding, or sale of segment assets.

Board Approval of the New Subadvisory Agreement

At the September Meeting, MIM recommended that the Board approve the New Subadvisory Agreement. MIM’s recommendation to continue the subadvisory relationship with SSI was based on a number of factors, including (among others, described below) that the terms of the proposed New Subadvisory Agreement were similar, in all material respects other than the effective date, to the Original Subadvisory Agreement that was renewed by the Board at the March Meeting. The Trust’s annual report to shareholders includes a discussion of the factors that the Board considered in approving the renewal of the Original Subadvisory Agreement at the March Meeting. In

order to permit the Subadviser to continue to provide investment advisory services to the Fund, the Board considered and approved the New Subadvisory Agreement, to become effective following the Transaction.

The material factors considered and the conclusions that formed the bases of the Board’s approval of the New Subadvisory Agreement are described below. This summary describes the most significant, but not all, of the factors evaluated by the Board. The Board did not quantify or assign relative weights to the factors. Each member of the Board may have assigned different weights to the factors.

In considering the approval of the New Subadvisory Agreement, the Board was able to draw on its knowledge of the Trust, the Fund, MIM, and the Subadviser. The Board considered the approval of the Original Subadvisory Agreement and considered the nature, extent and quality of services provided by the Subadviser, its investment performance with regard to the management of its allocated portion of the Fund, and the subadvisory fee.

The Board reviewed information provided by MIM and SSI regarding the Transaction, as well as a copy of the proposed New Subadvisory Agreement. The Board noted that the New Subadvisory Agreement provided for the same services and fees as the Original Subadvisory Agreement and that the New Subadvisory Agreement was in all respects identical to the Original Subadvisory Agreement, except for the effective date. Given that the services and fees provided under the New Subadvisory Agreement were identical to the services and fees under the Original Subadvisory Agreement, the Board’s deliberations at the March Meeting remained relevant.

At the March Meeting, the Board considered multiple factors that they deemed relevant, including, but not limited to:

•	The form of the Original Subadvisory Agreement.

•	The investment performance of the Fund and the performance of MIM and the Subadviser in achieving this performance.

•	Whether the Fund had operated in accordance with its investment objective.

•	The fairness of the compensation under the Fund’s investment advisory agreement and the Original Subadvisory Agreement.

•	The expense ratio to be borne by shareholders, considering the combined effect of the pricing structure of the Fund and existing fee waivers and expense reimbursements.

•	MIM’s investment principles.

•	The nature, extent and quality of services that the Subadviser provided and would be expected to provide to the Fund.

•

The background, experience, personnel (including talent management and related diversity, equity, and inclusion matters), operations, technology, policies, procedures and compliance functions of the Subadviser, including its experience as a manager of other funds and accounts, its investment management approach and resources, their financial condition and their reputation in the industry.

•	The compatibility of the Subadviser’s operations, policies, procedures and compliance functions with those of MIM and other service providers to the Fund.

•

The Trust’s Chief Compliance Officer’s review of the compliance programs and capabilities of the Subadviser, including the policies and procedures in place to address actual and potential conflicts of interest.

•	MIM’s risk management program, especially those aspects of the program related to selecting and overseeing subadvisers for the Fund.

•	The use of derivatives and other complex instruments to carry out the Fund’s investment goals.

•	The Subadviser’s risk management program.

•	Profitability matters and economies of scale.

MIM recommended the approval of the New Subadvisory Agreement, pursuant to which SSI would continue to serve as a subadviser to the Fund following the Transaction. The approval of the New Subadvisory Agreement was recommended by MIM because, among other factors: (i) the Transaction was not expected to have a material effect on the nature, extent or quality of the services provided by the Subadviser to the Fund; (ii) the Subadviser’s personnel who have been responsible for managing the allocated portion of the Fund would continue to serve in their respective capacities following the Transaction; (iii) the terms of the New Subadvisory Agreement were similar, in all material respects other than the effective date, to the Original Subadvisory Agreement that was approved by the Board at the March Meeting; and (iv) the Subadviser’s historical investment performance with respect to its allocated portion of the Fund had been acceptable.

Significant factors considered by the Board included the following:

Services Provided

The Board considered its analysis at the March Meeting of the nature, extent and quality of the services provided by the Subadviser to the Fund. At the March Meeting, the Board considered the Fund’s investment goal, MIM’s and the Subadviser’s investment strategy to achieve that goal, and MIM’s and the Subadviser’s success in achieving, and ability to continue to achieve, that investment strategy. The Board also took note of the responsibilities that the Subadviser has with respect to the portion of the Fund’s assets allocated to it by MIM. The Board noted its consideration at the March Meeting of the other investment advisory services offered by the Subadviser and reviewed the allocation of assets and expenses among those services, as well as their fees, the reasons for differences in fees and any potential conflicts in connection with providing these services. The Board considered MIM’s rationale for recommending the continued retention of the Subadviser, and that the Transaction was not expected to have a material effect on the nature, extent or quality of the services provided by SSI to the Fund.

Based on their consideration and review of the foregoing factors, the Board concluded that they were satisfied with the nature, extent and quality of the overall services provided and to be provided by the Subadviser. The Board was confident in the abilities of the Subadviser to continue to implement the investment strategy of the Fund and to continue to provide quality services to the Fund.

Investment Performance

The Board considered its analysis at the March Meeting regarding the Subadviser’s investment performance. The Board considered its prior comparison of this performance to the Fund’s peer group and benchmark.

The Board concluded that its prior consideration of the performance record for the Subadviser in managing its portion of the Fund supported a decision to approve the New Subadvisory Agreement.

The Cost of Services and Fund Expenses

The Board considered their analysis at the March Meeting regarding the cost of services provided and to be provided by MIM and the Subadviser and the losses realized by MIM from a relationship with the Fund.

At the March Meeting, the Board had considered profitability information, expenses absorbed by MIM through fee waivers and reimbursements, comparative fee data and actual and potential benefits (often called “fall-out benefits”) that accrue to MIM and the Subadviser from managing the Fund.

The Board noted that the subadvisory fee is paid to the Subadviser by MIM and is not an additional fee borne by the Fund, and that this fee was the product of arms-length negotiations between MIM and the Subadviser. The

Board considered that the subadvisory fee set forth under the proposed New Subadvisory Agreement would be the same as that set forth under the Original Subadvisory Agreement approved by the Board at the March Meeting, and that the investment advisory fee paid by the Fund would similarly remain unaffected by the Transaction.

The Board also considered its analysis at the March Meeting regarding fund expenses. The Board concluded that its prior consideration of the cost of services and fund expenses was relevant to the Subadviser and the Fund, and supported a decision to approve the New Subadvisory Agreement.

Economies of Scale

The Board considered their analysis at the March Meeting of the economies of scale that may be realized by MIM and the Subadviser as the Fund grows larger and the extent to which these economies would be shared with the Fund’s shareholders. For the reasons discussed at the March Meeting, the Board concluded that economies of scale continued to not be a significant factor with regard to the management fees paid by the Fund at this time given the current assets in the Fund and the limited operating history of the Fund and the expense limitation arrangements that are in effect.

Conclusion

After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Board—including a majority of the Independent Trustees with the assistance of counsel—approved the New Subadvisory Agreement and concluded that the subadvisory fee structure provided for in the agreement continued to be fair and reasonable.

GENERAL INFORMATION

Administrative and Accounting Services

The Northern Trust Company, located at 333 South Wabash Avenue, Chicago, Illinois 60604, serves as the Trust’s administrator and provides administrative and accounting services necessary for the operation of the Fund, including assistance in the preparation of financial reports to shareholders; reporting Fund performance; support with respect to routine regulatory examinations of the Fund; assistance in preparing Fund expense projections and establishing accruals; arranging for the computation of data, including daily calculation of net asset value; preparation for signature by an officer of the Trust certain documents required to be filed for compliance by the Trust with applicable laws and regulations including those of the SEC; preparation of tax returns; certain accounting, clerical and bookkeeping services; arranging for the maintenance of books and records of the Trust; and providing, at its own expense, office facilities, equipment and personnel necessary to carry out its duties.

Principal Distribution Arrangements

Foreside Fund Services, LLC (“Foreside”), located at Three Canal Plaza, Suite 100, Portland, Maine 04101, acts as principal underwriter in a continuous public offering of the Fund’s shares. Pursuant to a distribution agreement between Foreside and the Trust, on behalf of the Fund, Foreside acts as the Trust’s principal underwriter and distributor and provides certain administration services and promotes and arranges for the sale of the Fund’s shares. Foreside is a registered broker-dealer under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority.

Payments to Affiliated Brokers

For the fiscal year ended April 30, 2023, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of March 7, 2024, the Fund had 22,697,844 outstanding shares and net assets of $229.8 million. The owners of more than 5% of the outstanding shares of the shares as of March 7, 2024, are listed below. As of such date, the Trustees and officers of the Fund as a group did not own more than 1% of the outstanding shares of the Fund.

Name and Address	Shares	% Ownership	Type of Ownership
National Financial Services LLC FTEB of Our Customers 499 Washington Blvd Jersey City, NJ 07310	11,957,683.270	52.68%	Record
Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	4,633,273.322	20.41%	Record
Charles Schwab & Co Inc Special Custody A/C FBO Customers 211 Main St Attn Mutual Funds San Francisco, CA 94105	4,259,100.745	18.76%	Record

SHAREHOLDER REPORTS

Additional information about the Fund will be available in the Trust’s annual report to shareholders for the period ended April 30, 2024. In the Trust’s semi-annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year. A copy of the Trust’s most recent shareholder report may be obtained, without charge, and a shareholder may notify the Trust of his or her instructions for future receipt of shareholder reports by writing to Morningstar Funds Trust, 22 W. Washington Street, Chicago, Illinois 60602, by calling (877) 626-3224 or by sending an email to MorningstarFunds@ntrs.com. Only one shareholder report will be delivered to multiple security holders sharing an address unless the Trust has received contrary instructions from one or more of the security holders. Security holders who wish to receive separate copies of notices in the future, and security holders sharing an address who wish to receive a single copy if they currently are receiving multiple copies, should contact the Fund at the address, phone number, or e-mail listed above.